PRESS RELEASE					FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. (R)			JUNE 16, 2008
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019			CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 			TEL. NO. (212) 582-0900


	   HARRIS & HARRIS GROUP REPORTS NET ASSET VALUE

	In connection with a proposed public offering of shares of common stock directly to institutional investors pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission, we have determined that our net asset value per share as of June 16, 2008, was $5.77.

	This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities referred to herein, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

	Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The prospectus dated May 29, 2008, and the preliminary prospectus supplement dated June 16, 2008, contain this and other information about the Company and should be read carefully before investing. An offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Harris & Harris Group, Inc., 111 West 57th Street, Suite 1100, New York, NY 10019, at
(212) 582-0900 or from ThinkPanmure, LLC, 600 Montgomery Street, San Francisco, CA 94111.

	Harris & Harris Group is a publicly traded venture capital company that makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 40 initial private equity investments have been in tiny technology-enabled companies. The Company had 23,314,573 shares of common stock outstanding as of June 16, 2008.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.



This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2, Prospectus Supplement and Annual
Report on Form 10-K for the year ended December 31, 2007, as well as subsequent SEC filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.